EXHIBIT 99

                              Press Release

 CRSI Group, Inc (CRSX) Announces it will not acquire Amber Nursing Services

     (New York, New York and London, UK. - October 13 2005) - CRSI Group, Inc. (PK. CRSX), a recruitment company sourcing international and foreign trained nurses wishing to work in US Hospitals and health care facilities, announced today that the company has withdrawn its offer to acquire 100% of Amber Nursing Services Ltd. ("Amber").

     CRSX stated it has been unable to obtain the financing necessary to complete the acquisition.


CRSI Group, Inc.
INVESTOR RELATIONS
Contact: Robert Gartzman 561-447-7177

For more information about CRSX please visit our website at:
http://www.carerecruitmentsolutions.com/